State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

FILING FEE $150.00

Please check box for (Optional) Expedited service ☐ + $25.00

FORM **1000**

CERTIFICATE OF CONVERSION

Sec. 178.1144, 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats.

1. Before conversion:

Company Name: National Research Corporation		
Indicate (**X**) Entity Type	☐ General Partnership (Ch. 178, Wis. Stats.) ☐ Limited Liability Partnership (Ch. 178, Wis. Stats) ☐ Limited Partnership (Ch. 179, Wis. Stats.) ☑ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☐ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Wisconsin (state or country *)

* If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status (variously called "certificate of existence" or "certificate of good standing") issued by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its **date of incorporation** or formation.

2. After conversion:

Company Name: National Research Corporation		
Indicate (**X**) Entity Type	☐ General Partnership (Ch. 178, Wis. Stats.) ☐ Limited Liability Partnership (Ch. 178, Wis. Stats) ☐ Limited Partnership (Ch. 179, Wis. Stats.) ☑ Business Corporation (Ch. 180, Wis. Stats.) ☐ Nonstock Corporation (Ch. 181, Wis. Stats.) ☐ Limited Liability Company (Ch. 183, Wis. Stats.)	Organized under the laws of Delaware (state or country)

3. A Plan of Conversion containing all the following parts is required to be **attached** as Exhibit A. (NOTE: A template for Plan of Conversion is included in this form. Use of the template is **optional**.)

A. The name, form of business entity, and identity of the jurisdiction governing the business entity that is to be converted.
B. The name, form of business entity, and identity of the jurisdiction that will govern the business entity after conversion.
C. The terms and conditions of the conversion.
D. The manner and basis of converting the shares or other ownership interests of the business entity that is being converted into shares or other ownership interests of the new form of business entity.
E. The effective date and time of conversion, if the conversion is to be effective other than at the time of filing the certificate of conversion as provided under sec. 178.0114, 179.11(2), 180.0123, 181.0123 or 183.0111, whichever governs the business entity prior to conversion.
F. A copy of the statement of partnership authority, registration statement, articles of incorporation, articles of organization, certificate of limited partnership, or other similar governing document of the business entity after conversion as Exhibit B. If converting the entity to another state or country, the governing document is not required. (NOTE: Templates for each are included in this form. Use of the templates is **optional.**)
G. Other provisions relating to the conversion, as determined by the business entity.

4. The Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity.

5. Registered Agent (Agent for Service of Process) and Registered Office (Agent's business office) of the business entity **PRIOR TO CONVERSION**:

Registered Agent (Agent for Service of Process): C T Corporation System	Registered Office: 301 S. Bedford Street, Suite 1 Madison, WI, 53703
Additional Entry for a **Limited Partnership or General Partnership only** →	Record/Principal Office:

6. Registered Agent (Agent for Service of Process) and Registered Office (Agent's business office) of the business entity **AFTER CONVERSION**:

Registered Agent (Agent for Service of Process): C T Corporation System	Registered Office in WI (Street & Number, City, State (WI) and ZIP code): 301 S. Bedford Street, Suite 1 Madison, WI, 53703
Additional Entry for a **Limited Partnership or General Partnership only** →	Record/Principal Office:

7. Executed on June 30, 2021 (date) by the business entity PRIOR TO ITS CONVERSION.

(Signature)

Kevin R. Karas

(Printed Name)

Mark (X) below the title of the person executing the document.

For a **corporation**
Title: ☐ President OR ☑ Secretary
or other officer title ____________________

For a **limited liability company**
Title: ☐ Member OR ☐ Manager

For a **limited partnership/general partnership/ limited liability partnership**
Title: ☐ General Partner ☐ Partner

This document was drafted by
Christopher Kortum, Scudder Law Firm, P.C.. L.L.O.

INSTRUCTIONS (Ref. Sec. 178.1141, 179.76(3) & (5), 180.1161(3) & (5), 181.1161(3) & (5) and 183.1207(3) & (5), Wis. Stats. for document content)

Please use BLACK ink. Submit one original to State of WI-Dept. of Financial Institutions, Box 93348, Milwaukee WI, 53293-0348, (fees not yet set by rule), payable to the department. Filing fee is **non-refundable**. (If sent by Express or Priority U.S. mail, please visit www.wdfi.org/contact_us/ for current physical address). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature. Upon filing, the information in this document becomes public and might be used for purposes other than those for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 711 for TTY.

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

1. Enter the company name, type of business entity, and state of organization of business entity **prior to conversion**. Definitions of foreign entity types are set forth in ss. 178.0102(4t) (5) & (6), 179.01(4), 180.0103(9), 181.0103(13) and 183.0102(8), Wis. Stats.

If a foreign (out-of-state) business entity is converting to a Wisconsin business entity, attach a certificate of status (variously called "certificate of existence" or "certificate of good standing") issued by the Secretary of State or other appropriate official in the jurisdiction where the foreign business entity is organized, to include the name of the business entity and its **date of incorporation** or formation.

2. Enter the company name, type of business entity, and state of organization of business entity **after conversion.**

1245 Q Street,
Lincoln, Nebraska, 68508

▲ **Please provide an email or postal mailing address for the filed copy of the document.**

Your **phone number** during the day: (402) 475-2525

INSTRUCTIONS (Cont'd)

3. Attach the Plan of Conversion as Exhibit A. If the Plan of Conversion declares a specific effective time or delayed effective time and date, such date may not be prior to the date the document is delivered to the department for filing, nor more than 90 days after delivery. The drafter may either use the template Plan of Conversion provided in this form or may draft a Plan by other means.

4. This article states that the Plan of Conversion was approved in accordance with the applicable law of the jurisdiction that governs the organization of the business entity prior to conversion.

5. Except for general partnerships, provide the name of the business entity's registered agent and the address of its registered office **prior** to conversion. If the business entity is a domestic limited partnership or general partnership, provide the address of its record or principal office.

6. Except for general partnerships, provide the name of the business entity's registered agent and the address of its registered office **after** conversion. If the business entity after conversion will be a domestic limited partnership or general partnership, also provide the address of its record or principal office. NOTE: The address of the registered office must describe its physical location, i.e., street name and number, city (in Wisconsin) and ZIP code. P O Box addresses may be included as part of the address (if located in the same community), but are not sufficient alone. Compare the information supplied in Article 6 to see that it agrees with the information set forth in the articles of incorporation or similar governing document attached as Exhibit B.

7. Enter the date of execution and the name and title of the person signing the document. The person executing the document will do so in their capacity as an officer, member, etc., of the business entity prior to its conversion. For example, an officer of the corporation would sign a Certificate of Conversion converting a corporation to a limited liability company.